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                                                                     EXHIBIT 5.1

                    [WILMER, CUTLER & PICKERING LETTERHEAD]

                                 June 26, 2002

CIT Group Inc. (Del)
1211 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

    We have acted as counsel for CIT Group Inc. (Del), a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, Registration No. 333-86910, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on April 25, 2001, as amended and supplemented (the "Registration Statement"), with respect to the offer and sale by Tyco
Capital Ltd. of 200,000,000 shares of the Company's common stock, par value $0.01 (the "Firm Shares"), and the offer and sale by the Company of up to an additional 20,000,000 shares of the Company's common stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares").

    In connection with the foregoing, we have examined (1) the Certificate of Incorporation of the Company as amended to date, (2) the By-laws of the Company as amended to date, (3) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement with respect to the Shares (the "Underwriting Agreement"), (4) the form of stock certificate for common stock of the Company filed as Exhibit 4.1 to the Registration Statement, (5) the Registration Statement, and (6) such records of the corporate proceedings of the Company, such certificates of public officials, and such other documents as we deem necessary to render this opinion.

    In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the general corporate law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. Although we are not members of the bar of the State of Delaware, we have made such examination of the laws of that state as we deemed necessary to render the opinions set forth herein.

    Based on such examination and assumption, we are of the opinion that
(A) upon the completion of the reorganization described in the Registration Statement under "Corporate Structure and Reorganization," the Firm Shares will be validly issued, fully paid, and non-assessable, and (B) following (i) due execution and delivery by the Company of the Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement),
(ii) effectiveness of the Registration Statement, (iii) issuance of the Over-Allotment Shares pursuant to the terms of the duly executed Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Over-Allotment Shares specified in the duly executed Underwriting Agreement, the Over-Allotment Shares will be validly issued, fully paid, and non-assessable.

    We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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June 26, 2002
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    We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

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                                                      Very truly yours,

                                                      WILMER, CUTLER & PICKERING

                                                      /s/ MEREDITH B. CROSS
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                                                      By: Meredith B. Cross, a Partner
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